EXHIBIT 10.10
Ingredion Incorporated
Stock Incentive Plan

Global Stock Option Award Agreement

Ingredion Incorporated (the “Company”) has granted you a Non-Qualified Stock Option (the “Option”) under the Ingredion Incorporated Stock Incentive Plan (the “Plan”). The Option grant date, the shares of Company Common Stock (“Shares”) covered by the Option, and the Option exercise price are set forth in the electronic stock administration account established for you by the Company. This Stock Option Award Agreement (including the Addendum) (“Award Agreement”) collectively constitutes the Agreement evidencing the Option. This Award Agreement and the Plan together govern your rights under the Award and the Plan and set forth all of the conditions and limitations affecting such rights.
Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan or in this Award Agreement. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, except as otherwise provided in the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Award Agreement (other than the specific provisions in Part B of the Addendum, which shall have effect where they conflict with the Plan’s terms).
Overview of Your Grant

1.Vesting Period. The Option does not provide you with any rights or interests therein until it vests in accordance with the following:
The Option becomes exercisable in three equal installments on the first three anniversaries of the grant date (one-third of the Option will vest on the first anniversary, one-third will vest on the second anniversary, and the final one-third will vest on the third anniversary of the grant date). The Option shall remain exercisable until February 15, 2033. If the market is closed on this date, the Option shall remain exercisable until the close of the market on the last date the market is open prior to February 15, 2033. However, the Option may expire prior to such date if your employment with the Company terminates prior to exercising such Option, as stated in Section 3 of this Award Agreement.
Notwithstanding the effect that Section 5.8(a)(1) of the Plan would otherwise have, unless otherwise determined by the Committee, in the event of a Change in Control pursuant to Section 5.8(b)(3) or (4) of the Plan in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act (and, for the avoidance of doubt, not in the event of a Change in Control to which Section 5.8(a)(2) of the Plan applies), the Option shall become immediately exercisable in full as a result of such Change in Control only in the event you also terminate employment with the Company or any of its Subsidiaries or affiliates for Good Reason, or if your employment is terminated by the Company or any of its Subsidiaries or affiliates without Cause, within two years following such Change in Control (the “Protection Period”). In the event of such Change in Control pursuant to Section 5.8(b)(3) or (4) of the Plan in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each share of Common Stock available under the Option (if still outstanding) the number, type and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of the Option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of the Option without an increase in the aggregate purchase price or base price. For purposes of the foregoing, “Good Reason” shall mean:
(i)    There has occurred a material reduction by the Company, a Subsidiary or affiliate in your base salary in effect immediately before the beginning of the Protection Period or as increased from time to time thereafter;
(ii)    The Company, a Subsidiary or affiliate, without your written consent, has required you to be relocated anywhere in excess of thirty-five (35) miles from your office location immediately before the beginning of the Protection Period, except for required travel on the business of the Company, a Subsidiary or affiliate to an extent substantially consistent with your business travel obligations immediately before the beginning of the Protection Period; or
(iii)    The Company or a Subsidiary has reduced in any manner which you reasonably consider important your title, job authorities or responsibilities immediately before the beginning of the Protection Period.
    You may exercise your right to terminate your employment for Good Reason by giving the Company a written notice of termination specifying in reasonable detail the circumstances constituting such Good Reason. However, the Company shall have thirty (30) days to “cure,” such that the circumstances constituting such Good Reason are eliminated. Your employment shall terminate at the end of such thirty (30)-day period only if the Company has failed to cure such circumstances constituting the Good Reason.
    Your termination of employment within a Protection Period shall be for Good Reason if one of the occurrences specified in this Section 2 shall have occurred (and subject to the cure provision of the immediately preceding paragraph), notwithstanding that you may have other reasons for terminating employment, including employment by another employer which you desire to accept.
2.Exercise Procedures. The Option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either by (A) delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) delivery (either actual delivery or by attestation procedures established by the Company) of previously acquired Shares that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (D) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (E) a combination of (A), (B) and (D), and (ii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be paid by you in cash. Notwithstanding the foregoing, if you are a resident or employed outside of the United States, the Company may require payment of the purchase price in a particular or different method of exercise, as it shall determine in its sole discretion. No shares of Common Stock shall be issued until the full purchase price therefore has been paid (or arrangement made for such payment to the Company’s satisfaction).
3.Effect of Termination of Employment.
(a)If you terminate employment with or service to the Company or its Subsidiaries or affiliates (1) by reason of (i) death, or (ii) retirement on or after (A) age 65, (B) age 62 with a minimum of 5 years of employment with or service to the Company or its Subsidiaries or affiliates or (C) age 55 with a minimum of 10 years of employment with or service to the Company or its Subsidiaries or affiliates (in the case of any termination described in (A), (B) or (C), a “Retirement”), or (iii) the occurrence of your Disability Date, or (2) for Good Reason, or if your employment is terminated by the Company or any of its Subsidiaries or affiliates without Cause, within two years following a Change in Control (the “Protection Period”), the Option shall be exercisable for the remainder of the term stated in Section 2 of this Agreement, but only to the extent that the Option was vested and exercisable at the date of such termination of employment, including, without limitation, as a result of the second paragraph of Section 2 of this Agreement. Notwithstanding the foregoing, in the event of your Retirement on or after February 16, 2023, the Option shall continue to vest in accordance with Section 2 above.
(b)If your employment with the Company or its Subsidiaries or affiliates is terminated under any circumstance other than as described in Section 4(a) or 4(c), the Option shall remain exercisable to the extent that it was exercisable at the date of your termination of employment, for a period of 90 days following such termination of employment. If the market is closed on such date, the option shall remain exercisable until the close of the market on the last date the market is open prior to the 90-day period.
(c)Notwithstanding anything to the contrary contained in this Section 4, if your employment with the Company is terminated by the Company or its Subsidiaries or affiliates for Cause, the Option shall terminate automatically on the effective date of such termination of employment.
4.Requirements of Law. The granting of the Option and the issuance of Shares under the Plan shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
5.Income Tax and Social Insurance Contribution Withholding. Prior to the issuance or delivery of any Shares, the Company or the Subsidiary or affiliate that employs you (the “Employer”) (if applicable) shall have the right to require you to pay any U.S. Federal, state, local or other taxes (including non-U.S. taxes, social insurance, payroll tax, payment on account or other tax-related withholding) (“Tax-Related Items”) which may be required to be withheld or paid in connection with the Option. Such obligation shall be satisfied either:
(a)by the Company (which if you are subject to Section 16 of the Exchange Act is subject to approval by the Committee) by withholding whole Shares which would otherwise be delivered to you, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Option (the “Tax Date”), or by the Company or Employer withholding an amount of cash which would otherwise be payable to you, in the amount necessary to satisfy any such obligation; or
(b)by you by any of the following means: (A) a cash payment to the Company or the Employer in the amount necessary to satisfy any such obligation, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to you, equal to the amount necessary to satisfy any such obligation, (D) a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom you have submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C).
Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and you shall pay the remaining amount in cash.
Regardless of any action the Company or the Employer (if applicable) takes with respect to any or all Tax-Related Items, you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any Shares acquired pursuant to the Option and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.
6.Nontransferability. The Option is not transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures, if any, approved by the Company. Except to the extent permitted by the foregoing sentence, the Option may be exercised or settled during your lifetime by only you, your legal representative or a similar person.
7.Continuation of Employment. This Award Agreement shall not confer upon you any right to continuation of employment by the Company, its affiliates, and/or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s, its affiliates’, and/or its Subsidiaries’ right to terminate your employment at any time, except to the extent expressly provided otherwise in a written agreement between you and the Company, an affiliate or Subsidiary or prohibited by law.

8.No Right to Future Grants; No Right of Employment; Extraordinary Item. In accepting the grant, you acknowledge that: (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement; (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past; (c) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the grant of the Option is provided for future services to the Company and its affiliates and is not under any circumstances to be considered compensation for past services; (g) in the event that you are an employee of an affiliate or Subsidiary of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company or an employment contract with the affiliate or Subsidiary that is your employer; (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (i) if the underlying Shares do not increase in value, the Option will have no value; (j) if you exercise your Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Option Price; (k) no claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option, and you irrevocably release the Company, its affiliates and/or its Subsidiaries from any such claim that may arise; (l) in the event of involuntary termination of your employment, your right to receive Options and vest in Options under the Plan, if any, will terminate in accordance with the terms of the Plan and will not be extended by any notice period mandated under local law; furthermore, your right to exercise the Option after such termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law; and (m) if you are a resident or employed outside of the United States, neither the Company nor any of its Subsidiaries or affiliates shall be liable for any change in the value of the Option, the amount realized upon exercise of the Option or the amount realized upon a subsequent sale of any Shares, resulting from any fluctuation of the United States Dollar/local currency exchange rate.
9.Employee Data Privacy. You hereby explicitly and unambiguously consent to the collection, use, disclosure, processing and transfer, in electronic or other form, of your Personal Data (as defined below) as described in this document by and among, as applicable, the Company, its affiliates and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company (and/or the Employer, if applicable) holds certain information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including, but not limited to, your name, home address and telephone number, date of birth, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, driver’s license information, nationality, C.V. (or resume), wage history, employment references, social insurance number, resident registration number or other identification number, salary, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax-related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the company, details of all options or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding for purpose of managing and administering the Plan (“Personal Data”).
You understand that we may share your Personal Data with any third parties assisting in the implementation, administration and management of the Plan including, but not limited to, the affiliates of the Company and/or Morgan Stanley Smith Barney LLC, or any successor. These third party recipients may be located in your country or elsewhere, and the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Company’s Chief Human Resources Officer.

We may also share your Personal Data as required or permitted by law to comply with a subpoena or similar legal process or government request, or when we believe in good faith that disclosure is legally required or otherwise necessary to protect our rights and property or the rights, property or safety of others, including to law enforcement agencies, and judicial and regulatory authorities. We may also share your Personal Data with third parties to help detect and protect against fraud or data security vulnerabilities. And we may transfer your Personal Data to a third party in the event of a sale, merger, reorganization of our entity or other restructuring.
You authorize the recipients of your Personal Data to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired. You understand that Personal Data will be held as long as is necessary to implement, administer and manage your participation in the Plan.
You understand that you may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, by contacting in writing Corporate Human Resources. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact Corporate Human Resources.
Finally, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will be unable to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.
10.Compliance with the Law. If you are a resident or employed outside of the United States, as a condition of the grant of the Option, you agree to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and the Company’s Subsidiaries and affiliates, as may be required to allow the Company and the Company’s Subsidiaries and affiliates to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
11.Administration. This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board or the Committee may adopt for administration of the Plan.
12.Not a Public Offering in Non-U.S. Jurisdictions. If you are a resident or employed outside of the United States, neither the grant of the Option under the Plan nor the issuance of the underlying Shares upon exercise of the Option is intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States unless otherwise required under local law. No employee of the Company is permitted to advise you on whether you should purchase Shares under the Plan or provide you with any legal, tax or financial advice with respect to the grant of the Option. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Option, you should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, you should carefully review all of the materials related to the Option and the Plan, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your personal circumstances.

13.Insider Trading/Market Abuse Laws. You acknowledge that, depending on your or your broker’s country of residence or where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws that may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis), and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. You acknowledge that it is your responsibility to comply with any restrictions and you are advised to speak to your personal advisor on this matter.
14.Governing Law. All questions concerning the construction, validity and interpretation of this Award Agreement and the Plan shall be governed and construed according to the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the Option or the Plan shall be brought only in the state or federal courts of the State of Delaware.
15.Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement will not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement will be severable and enforceable to the extent permitted by law.
16.Waiver: You understand that the waiver by the Company with respect to your compliance with any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach of such party of a provision of this Award Agreement.
17.Addendum to Award Agreement. Notwithstanding any provisions of this Award Agreement to the contrary, the Option shall be subject to such special terms and conditions for your country of residence (and country of employment, if different), as the Company may determine in its sole discretion and which shall be set forth in an addendum to these terms and conditions (the “Addendum”). If you transfer your residence and/or employment to another country, any special terms and conditions for such country will apply to the Option to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan (or the Company may establish additional terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, the Addendum shall constitute part of these terms and conditions.
18.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
19.English Language. If you are a resident and/or employed outside of the United States, you acknowledge and agree that it is your express intent that the Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If you have received the Award Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
20.Additional Requirements. The Company reserves the right to impose other requirements on the Option, any Shares acquired pursuant to the Option, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
21.Clawback Policy. This Award Agreement and the Option are subject to the Company’s Policy on Recoupment of Incentive Compensation and any similar policy or policies that have been or may be adopted by the Company.
Ingredion Incorporated

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Ingredion Incorporated
Stock Incentive Plan

Addendum to the Award Agreement

This Addendum forms part of the Award Agreement relating to your Award.

Your participation in the Plan is governed exclusively by the Plan and the Agreement (comprising the Notice of Grant and Award Agreement relating to your Award, including this Addendum), each as amended from time to time. This Addendum prevails in the event of any inconsistency with any other documents or communications relating to your participation in the Plan.

Capitalized terms that are used without definition in the Addendum have the meanings given in the Plan and the Agreement, as applicable. In this Addendum, the term “Group” means the Company and its Subsidiaries and affiliates (or any member of the Group, as applicable), and the term “Shares” means shares of Common Stock. For the purposes of this Addendum, references to an Award include any form of option granted under the Plan.

You should review all the provisions in Part A below and also the provisions in Part B below that are specific to any jurisdiction which may be applicable to you. You should also review the Plan, the Agreement and any other documents or communications provided to you in connection with the Plan.

Part A: Provisions Applicable to All Participants

By participating in the Plan, you acknowledge and agree to each of the following provisions.

Documentation
You have read, understood and agree with the Plan and the Agreement, including any jurisdiction-specific notices in Part B below which may be applicable to you.

No Public Offer

The Plan is strictly limited to eligible Participants within the Group, as prescribed in the Plan. Rights under the Plan are personal and may not be transferred except in the limited circumstances prescribed in the Plan and the Agreement.

The offer to participate in the Plan and any subsequent participation is not intended to constitute a public offer in any jurisdiction, nor intended for registration or regulation in any jurisdiction outside of the United States of America.

You should keep all Plan-related documents confidential, and you may not reproduce, distribute or otherwise make public any such documents without the Company’s express written consent. If you have received any such documents and you are not the intended recipient, please disregard and destroy them.

Transferability

Any provisions permitting transfers to a third party in the Plan documents will not apply to you: (i) to the extent that the applicability of those provisions would affect the availability of relevant exemptions or tax favorable treatment; or (ii) otherwise in circumstances determined by the Company in its sole discretion from time to time.

Independent Advice Recommended

The information provided by the Group or its service providers (including, without limitation, Plan administrators) in respect of the Plan does not take into account your individual circumstances, objectives, needs or financial situation and does not constitute legal, tax, investment or financial advice. Any tax or other information provided should therefore be considered guidance only, as relevant.

The Plan benefits are in no way secured, guaranteed or warranted by the Group, and the Plan involves certain risks. You should exercise caution in relation to Plan offers and/or participation. You should obtain independent professional advice if you are in doubt about any of the contents of the Plan documents and before taking actions in relation to the Plan, and you acknowledge that you have been given adequate opportunity to obtain such advice.

No Additional Entitlements

The offer by the Company of participation in the Plan and similar benefits is strictly discretionary, and neither this nor your employment contract provides or implies any expectation or right in relation to:

(i)your participation in the Plan or similar benefits in the future;

(ii)the terms, conditions and amount of any Plan participation or similar benefits that the Company may decide to offer in the future; or

(iii)your continued employment with the Group.

The Company may at any time unilaterally modify, suspend or terminate the Plan and any similar benefits, and/or your participation in such benefits, at its entire discretion in accordance with the Plan documents.

You acknowledge that you are not automatically entitled to the exercise of any discretion under the Plan in your favor, and that you do not have any claim or right of action in respect of any decision or omission which may operate to your disadvantage (even if such decision or omission is unreasonable, irrational or might otherwise be regarded as perverse or in breach of any duties). You accept that decisions made on behalf of the Company in respect of the Plan are final and binding in all respects.

These provisions apply regardless of whether offers or participation in the Plan are regular and repeated or on a one-off or otherwise exceptional basis, and whether the Plan administration involves your Employer and/or its payroll.

No Effect on Employment-Related Rights

Any compensation you receive (whether on a regular and repeated basis or on a one-off or otherwise exceptional basis, and regardless of whether the administration of such compensation involves your Employer and/or its payroll) in connection with the Plan is not part of your base salary or wages.

The forfeiture (including reduction, cancellation, clawback or recoupment) provisions relating specifically to your participation in the Plan are prescribed in the Plan and the Agreement. Such provisions are limited to your participation in the Plan alone, and nothing in the Plan documents and no aspect of your participation in the Plan:

(i)will be taken into account (except to the extent otherwise required by applicable law) in determining your wages, salary, other remuneration or compensation, bonuses, long-service payments, payments of any kind upon termination of your employment for any reason (whether or not found to be invalid, unlawful or in breach of employment laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any), pension or retirement arrangements and payments, or any similar payments to these or other employee benefits; or

(ii)confers on you the right to continue as an employee of the Group.

No Plan documents form part of your employment contract with your Employer, and they do not change in any way the terms of such contract.

Any participation in the Plan is entirely voluntary and will have no impact on your employment or your career with the Group, either positive or negative.

No Substantive Employer Involvement

The Plan is offered and administered by the Company and not by your Employer (if different). All documents related to the Plan, including the Plan, the Agreement and the links by which you access these documents, originate from and are maintained by the Company.

Electronic Communications

All Plan-related documents and correspondence may be communicated and stored electronically using means which are secure, private and accessible to the relevant parties. You consent to the sole use of electronic communications and storage (including, without limitation, offer and acceptance) in connection with the Plan.

You may, however, request that hard copies of any Plan-related documents be provided to you (free of charge) by contacting: Julie Quinn, V.P., Total Rewards – julie.quinn@ingredion.com and/or Juan Montoya, Director, Global Compensation – juan.montoya@ingredion.com

Data Protection

You acknowledge that your personal data will be processed in accordance with each data privacy policy, notice and/or agreement that is applicable to you in connection with your employment.

Risk Warnings

Share price risk: there is a risk that Shares may fall as well as rise in value. Market forces will impact the price of Shares, and in the worst case, the market value of the Shares may become zero. You agree that the Group is not liable for any loss due to movements in Share value.

Currency risk: if Shares are traded in a currency which is not the currency in your jurisdiction, the value of the Shares to you may also be affected by movements in the exchange rate. There may also be an exchange rate risk in relation to any Plan-related currency which is not the currency of your jurisdiction. You agree that the Group is not liable for any loss due to movements in the exchange rate or any charges imposed in relation to the conversion or transfer of currency.

Insider Trading and Market Abuse

You acknowledge that rules on dealing notification, insider trading and market abuse (including the terms of any relevant dealing policy) may apply to the Plan benefits and may prohibit or delay actions or decisions in relation to such benefits. You agree that you are solely responsible for compliance with such rules and that the Group is not liable for any loss due to such rules or for any breaches of such rules by you.

Exchange Control and Resale Obligations

Under local exchange controls, currency controls or foreign asset reporting requirements, you may be subject to certain notification, approval and/or repatriation obligations with respect to Shares and any funds you may receive in connection with the Plan.

Among other things, such obligations may affect your ability to hold Shares, bring Shares into your jurisdiction, reinvest dividends and receive any applicable dividends or dividend equivalents, Share sale proceeds and other payments in a local or foreign account. You may further be subject to local securities law and/or exchange control restrictions and other obligations on the resale of Shares.

You agree that you are solely responsible for ensuring compliance with any such obligations that may apply to you in connection with the Plan, and the Company recommends that you obtain independent professional advice in this regard. In the event that you fail to comply with any such obligations, you agree that the Group is not liable in any way for resulting fines or other penalties.

You further agree to take any and all actions, and consent to any and all actions taken by the Group, as may be deemed appropriate by the Group to enable compliance with any such obligations that may be applicable to you or the Group.

Tax and Withholding

You acknowledge and agree that:

(i)all Plan benefits may be subject to tax and social security in the jurisdiction(s) where you are employed, reside or are otherwise subject to tax;

(ii)the Group may withhold amounts in any Share and/or cash payments and make arrangements (including without limitation withholding Plan benefits, withholding other payments in any form that may be due to you, net settlement, ‘sell-to-cover’ arrangements and requiring you to make payments in any form to the Group or a relevant authority) as considered appropriate by the Group to meet any tax or social security liability. This may include withholding amounts at the locally applicable maximum rates. Your liability may also exceed any amounts withheld and paid on your behalf;

(iii)you are responsible for and bear any liability for any personal tax and social security charges or similar payments due in relation to your participation in the Plan; and

(iv)you indemnify the Group and agree to make any arrangements (including without limitation those described above) deemed appropriate by the Group in order to satisfy such payments and to effect any adjustments required in the event of over-payment or under-payment in respect of them.

The Group does not warrant any particular tax treatment in relation to the Plan benefits and is not obliged to structure such benefits with the aim of achieving any particular tax treatment.

Mobile Employees

If you are a mobile employee, meaning that you are based in different jurisdictions during the course of your employment and/or your participation in the Plan or that you are or may be subject to tax in more than one jurisdiction, you are strongly encouraged to inform the Company and to consult your personal tax adviser(s) regarding the tax treatment of any Plan benefits. You should also review the provisions in Part B below that are specific to each jurisdiction which may be applicable to you.

If you transfer your residence and/or employment to another jurisdiction during the course of your participation in the Plan, the Company may in its sole discretion unilaterally determine that different or additional terms and conditions will apply to your participation in the Plan. This provision applies to the extent that any such terms and conditions are considered by the Company to be necessary or advisable in order to comply with local laws, rules and regulations, to facilitate the operation and administration of the Award and the Plan or to otherwise accommodate your transfer.

English Language

You accept that the Plan documents, including all related communications, may be in the English language only and it is possible that no translated or interpreted versions will be provided. The English version of such documents will always prevail in the event of any inconsistency with translated or interpreted documents. You agree that you are responsible for ensuring that you fully understand the Plan documents.

Governing Law

The Plan is governed as prescribed in the Plan and the Agreement, and you waive any entitlement to have any Plan-related disputes determined under an alternative jurisdiction except as required by applicable laws.

Severability

If any provision (in whole or in part) of this Addendum or the other Plan documents is to any extent illegal, otherwise invalid, or incapable of being enforced, that provision will be excluded to the extent (only) of such invalidity or unenforceability.

All other provisions will remain in full effect and, to the extent possible, the invalid or unenforceable provision will be deemed replaced by a provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision.

Adequate Information

You certify that you:

(i)have been given access to all relevant information and materials with respect to the operations and financial condition of the Company and your participation in the Plan;

(ii)have read and understood such information and materials;

(iii)are fully aware and knowledgeable of the terms and conditions of the Plan; and

(iv)completely and voluntarily agree to the terms and conditions of the Plan.

Part B: Provisions Applicable to Participants in Particular Jurisdictions

You are subject to the wording set out below in relation to each jurisdiction which is or may be applicable to you.

This wording is based on the securities, exchange control and other laws that are understood to be in effect in the relevant jurisdictions as of February 2023. Such laws are often complex and change frequently and the wording does not take into account your individual circumstances. As a result, the Company strongly recommends that you do not rely on such information as your only source of information relating to the consequences of your participation in the Plan, and that you seek ongoing independent professional advice as appropriate.

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)

Securities Laws. This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is Ingredion Incorporated. The Shares which are the subject of these rights are ordinary Shares in the Company. The Shares have the same rights to information, dividends and voting as other ordinary Shares. More information in relation to the Company including the share price can be found at the following web address: www.ingredion.com.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of Shares which are the subject of this offer is 3,700,000.

AUSTRALIA

1.    Shareholder Approval Requirement. Notwithstanding any provision in the Award Agreement to the contrary, you will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company's affiliate in Australia is under no obligation to seek or obtain the approval of its shareholders for the purpose of overcoming any such limitation or restriction.

2.    New Division. The offer to participate in the Plan is made in reliance of Division 1A of Part 7.12 of the Corporations Act 2001 (Cth).

3. Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the act).

4.     Advice. Any advice given by the Company or any of its associated bodies corporate, in relation to Awards under the Plan does not take into account your objectives, financial situation or needs. You should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.

5.    Information. The Company undertakes, on request, at no charge and within a reasonable time, to provide you with a full copy of the rules of the Plan.

6.     Share Price. As the Company’s Shares are listed on the New York Stock Exchange, the market price of ordinary Shares in the Company can be ascertained by visiting the website of the New York Stock Exchange (https://www.nyse.com/index) and the Australian dollar equivalent of that price by applying the prevailing USD/AUD exchange rate published by the Reserve Bank of Australia, which is accessible at the following link: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
7.     Risk Warning. There is a risk that Shares, or their cash equivalent, awarded to you under the Plan may fall as well as rise in value through movement of equity markets. Market forces will impact the price of Shares awarded to you, and at their worst, market values of the Shares awarded to you may become zero if adverse market conditions are encountered. As the price of the Shares awarded to you is quoted in USD, the value of those Shares, or their cash equivalent, to you may also be affected by movements in foreign currency exchange rates.

8. Tax deferral. This is a scheme to which Subdivision 83A-C of the Income Tax Assessment Act 1997 applies, subject to the requirements in that Act.

BRAZIL

1.    Labor Law Acknowledgment. You agree that (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to your employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of your employment; and (iii) the income from the exercise of the Award, if any, is not part of your remuneration from employment.

2.    Securities Laws. The Awards and any securities granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) ( CVM). Therefore, the Awards and securities will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulations.

3.    Risk Warning. If you are employed in Brazil, then by accepting your Award you agree and acknowledge that (i) neither your Employer nor any person or entity acting on behalf of your Employer has provided you with financial advice with respect to your Award or the Shares acquired upon settlement of your Award; and (ii) your Employer does not guarantee a specified level of return on your Award or the Shares.

CANADA

1.    Use of Previously Owned Shares. Notwithstanding any provision in the Award Agreement, Addendum or the Plan, if you are resident in Canada, you may not use previously owned Shares to pay any Tax-Related Items or other sums due in connection with the Award.

2.    Settlement in Shares. Notwithstanding anything to the contrary in the Award Agreement, Addendum or the Plan, your Award shall be settled only in Shares (and may not be settled in cash).

3.    Securities Laws. In addition to any restrictions on resale and transfer noted in the Plan documents, Shares acquired pursuant to the Plan will be subject to certain restrictions on resale imposed by Canadian provincial securities laws (in general, if you are resident in Canada you may not resell your Shares to Canadian purchasers). Accordingly, you are encouraged to seek legal advice prior to any resale of such Shares.

You acknowledge and agree that you will only sell Shares acquired through participation in the Plan outside of Canada through the facilities of a stock exchange on which the Shares are listed. Currently, the Shares are listed on the New York Stock Exchange.

By accepting your Award, you represent and warrant to the Company that your participation in the Plan is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable.

4.    English Language. By accepting your Award, you acknowledge that you have expressly requested that all documents evidencing or relating in any way to the grant of the Award (including, for greater certainty, any confirmation or any notice) will be in the English language only.

(Si vous êtes résident de Québec, vous reconnaissez, en acceptant l'allocation effectuée à votre profit, avoir expressément exigé que tous les documents relatifs à cette allocation ou s'y rapportant de quelque manière que ce soit (incluant, pour plus de certitude, toute confirmation ou tout avis) soient rédigés en anglais uniquement.)

CHINA

1.    Cash settlement. Notwithstanding any other provision of the Plan documents (including the Plan and this Agreement), your Award is only capable of being settled in cash. This means that your Award cannot be settled using Shares.

2.    Administration. Neither the Company nor any of its Subsidiaries shall be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Award Agreement and the Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements.

COLOMBIA

Securities Laws. The securities granted under the Plan are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the securities may not be offered to the public in Colombia. Nothing in the Plan documents should be construed as making a public offer of securities in Colombia.

FRANCE

No country-specific provisions (in addition to the general EU/EEA provisions above).

GERMANY

No country-specific provisions (in addition to the general EU/EEA provisions above).

INDIA

Securities Laws. The securities described in the Plan documents are being offered only to a select number of qualifying employees of the Company, its Subsidiaries or any associated company. Such employees may not be acting on behalf of or as an agent for any other person. Securities under the Plan will not be available for subscription or purchase by any other person.

ITALY

No country-specific provisions (in addition to the general EU/EEA provisions above).

JAPAN

No country-specific provisions.

KENYA

No country-specific provisions.

MALAYSIA

Securities Laws. If you are employed in Malaysia, you should note that the grant of Awards in Malaysia constitutes or relates to an 'excluded offer', 'excluded invitation' or 'excluded issue' pursuant to Sections 229 and 230 of the Malaysian Capital Markets and Services Act 2007. Copies of the Plan documents may have been delivered to the Securities Commission of Malaysia. The Plan documents do not constitute, and may not be used for the purpose of, a public offering or issue, offer for subscription or purchase, invitation to subscribe for or purchase of any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007.

MEXICO

1.    Commercial Relationship. You expressly recognize that your participation in the Plan and the Company’s grant of the Award does not constitute an employment relationship between you and the Company. You have been granted the Award as a consequence of the commercial relationship between the Company and the Company’s affiliate in Mexico that employs you, and the Company’s local affiliate in Mexico is your sole Employer. Based on the foregoing, (a) you expressly recognize the Plan and the benefits you may derive from your participation in the Plan do not establish any rights between you and the Company’s affiliate in Mexico that employs you, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by the Company’s affiliate in Mexico that employs you, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company’s affiliate in Mexico that employs you.

2.    Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan and the Agreement including this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the Plan at any time and without any liability. The value of the Award is an extraordinary item of compensation outside the scope of your employment contract, if any. The Award is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Employer.

3.    Securities Laws. The Shares underlying your Award have not been registered with the National Register of Securities maintained by the Mexican Banking and Securities Commission and may not be offered or sold publicly in Mexico. The Plan documents may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing labor relationship with the Group and may not be reproduced or copied in any form. The offer contained in these materials is addressed solely to the present employees of the Group in Mexico and any rights under the Plan may not be assigned or transferred. The Shares underlying your Award will be offered pursuant to a private placement exception under the Mexican Securities Law.

NETHERLANDS

No country-specific provisions (in addition to the general EU/EEA provisions above).

PAKISTAN

Mandatory Cashless Sell-All Exercise for Options Notwithstanding any provision in the Agreement or Plan to the contrary, unless and until the Committee determines otherwise, the method of exercise of the Award shall be limited to mandatory cashless, sell-all exercise.

PERU

1.    Labor Law Acknowledgement.     By accepting the grant of the Award, you acknowledge, understand and agree that the Award is being granted ex gratia to you with the purpose of rewarding you.

2    Securities Laws. If you are employed in Peru, the following statement is hereby made part of the Plan documents: the Shares to be issued upon settlement of your Award have not been registered with the Public Register of the Securities Market maintained by the Peruvian Securities Market Superintendence (Superintendencia del Mercado de Valores - SMV), and may not be offered or sold publicly in Peru. In addition, the contents of the Plan documents have not been reviewed by any Peruvian regulatory authority.

RUSSIA

Securities Laws. Information contained in the Plan documents does not constitute an advertisement of any securities in Russia and must not be passed on to third parties or otherwise be made publicly available in Russia. The Awards and the details of the Shares to be granted under the Plan have not been and will not be registered in Russia and are not intended for 'placement' or 'circulation' in Russia.

SINGAPORE

Securities Laws. You acknowledge that no Plan documents have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Plan documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Shares used pursuant to the Plan may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision (other than Section 280) of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of Singapore.

The Awards are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12 and FAA-N16).

SOUTH AFRICA

1.    Exchange Control Obligations. You are solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the Exchange Control Regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current Exchange Control Regulations. Neither the Company nor any of its Subsidiaries or affiliates will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

2.    Securities Laws and Acceptance of the Award. Neither the Award nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.

SOUTH KOREA (REPUBLIC OF KOREA)

Securities Laws. If you are employed in the Republic of Korea then, notwithstanding anything set forth in the Plan documents, your Award is granted by the Company and not by your Employer.

THAILAND

No country-specific provisions.

UNITED KINGDOM

Securities Laws. This offer is being made to employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is Ingredion Incorporated. The Shares which are the subject of these rights are ordinary Shares in the Company. More information in relation to the Company including the share price can be found at the following web address: www.ingredion.com.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation, as incorporated into UK law under the European Withdrawal Act 2018. The total maximum number of securities which are the subject of this offer is 3,700,000.

Advice. Nothing in the terms of the awards or any communication issued to you in connection with the awards is intended to constitute investment advice in relation to the awards. If you are in any doubt as to whether to proceed in participating in this plan or in connection with your own financial or tax position, you are recommended to seek advice from a duly authorized independent adviser.

* * * * *

*Revised Feb 2023